SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12

DANKA BUSINESS SYSTEMS PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

DANKA BUSINESS SYSTEMS PLC
Masters House, 107 Hammersmith Road
London W14 0QH England
(Registered in England No. 1101386)

September 23, 2002

To holders of ordinary shares, convertible participating shares and American depositary shares of Danka Business Systems PLC and, for informational purposes only, holders of options to acquire ordinary shares and holders of options to acquire American depositary shares.

Dear Fellow Shareholder:

You are cordially invited to attend our 2002 annual general meeting. The meeting will be held on Tuesday, October 22, 2002 at 2 p.m. (London time) at Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN. The notice of annual general meeting and the proxy statement on the following pages describe the formal business of the meeting, which includes resolutions proposing: (1), (2), (3) and (4), re-election of directors; (5) re-appointment of our auditors; (6) authorizations for our directors to allot ordinary shares; (7) authorizations to disapply pre-emption rights; (8) approval of a new non-executive director share compensation plan, the Danka 2002 Outside Director Stock Compensation Plan; and (9) approval to pay our non-executive directors in U.S. dollars up to an aggregate maximum amount of $1,000,000. We will also report on Danka’s progress and comment on matters of current interest.

Your directors believe that the resolutions to be proposed at the meeting are in the best interests of Danka and its shareholders and unanimously recommend that shareholders vote in favor of all of the resolutions. You will notice that these proxy materials are very comprehensive because we must comply with securities law requirements in both the United Kingdom and the United States.

It is important that holders of our ordinary shares and our convertible participating shares be represented at the meeting. We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive to our registrars, Computershare Services PLC, not later than 2 p.m. (London time) on October 20, 2002 even if you plan to attend the meeting. Convertible participating shareholders should promptly sign, date and return the enclosed pink proxy card to arrive to our registered office at the address set out above, not later than 2 p.m. (London time) on October 20, 2002 even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so. Ordinary shares represented by American depositary shares will be voted by The Bank of New York as depositary for our American depositary shares pursuant to instructions received from holders of American depositary shares. If you hold American depositary shares, we ask that you promptly sign, date and return the voting instructional form in the enclosed envelope provided by the depositary, and otherwise follow the special voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (Eastern time) on October 15, 2002. If you hold American depositary shares, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the voting instructional form provided in your proxy materials.

DANKA BUSINESS SYSTEMS PLC
(Registered in England No. 1101386)

NOTICE OF ANNUAL GENERAL MEETING
TUESDAY, OCTOBER 22, 2002

Notice is hereby given that the 2002 Annual General Meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, on Tuesday, October 22, 2002 at 2 p.m. (London time) for the following purposes:

Agenda

To consider and, if thought fit, approve the following ordinary resolutions:

1.  THAT Kevin C. Daly, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

2.  THAT Richard M. Haddrill, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

3.  THAT W. Andrew McKenna, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

4.  THAT C. Anthony Wainwright, whose term as a Director expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

5.  THAT KPMG Audit Plc, Chartered Accountants and Registered Auditor, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2003 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Special Business:    To consider and, if thought fit, approve the following ordinary resolution:

6.  THAT the Board of Directors be and is hereby generally and unconditionally authorized, in addition to the subsisting authority granted on December 17, 1999 but in place of all other subsisting authorities, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £843,313 (representing approximately twenty-seven percent (27%) of the issued ordinary share capital of the Company), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the earlier of the date of the 2003 Annual General Meeting of the Company or January 21, 2004, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

i

Special Business:    To consider and, if thought fit, approve the following special resolution:

7.  THAT, subject to the passing of the resolution numbered 6, the Board of Directors be and is hereby generally empowered, in addition to the subsisting power granted on December 17, 1999, pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of section 94(2) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

(i)  expire on the earlier of the date of the 2003 Annual General Meeting of the Company or January 21, 2004, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

(ii)  be limited to the allotment of equity securities:

(a)  in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

(b)  pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £310,141; or

(c)  otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £620,283.

Special Business:    To consider, and if thought fit, approve the following ordinary resolution:

8.  THAT:

(a)  the Danka 2002 Outside Director Stock Compensation Plan (the “2002 Plan”) for non-executive directors of the Company, materially in such form as described in the Company Proxy Statement for the Meeting, and in such final form as provided by the Chairman to the Meeting, be and is hereby approved and the Board of Directors be and is hereby authorized to do all such acts and things as may be necessary to carry the same into effect; and

(b)  the Board of Directors be and is hereby authorized to establish further plans based on the 2002 Plan but modified to take account of local tax, exchange control or securities laws, provided that any awards made under such further plans are treated as counting against any limits on individual or overall participation under the 2002 Plan.

Special Business:    To consider, and if thought fit, approve the following ordinary resolution:

9.  THAT, subject to the passing of the resolution numbered 8, pursuant to Article 90 of the Company’s articles of association, the maximum aggregate annual sum that the Company be permitted to pay to the non-executive directors of the Company by way of fees for their services as directors be and is hereby U.S.$1,000,000.

By order of the board of directors

Paul G. Dumond Secretary

Registered office:
Masters House
107 Hammersmith Road
London W14 0QH
Dated: September 23, 2002

Notes:

1.  Holders of ordinary shares and convertible participating shares of the Company and their duly appointed representatives are entitled to attend and vote at the meeting. Holders of ordinary shares and convertible participating shares of the Company are entitled to appoint one or more proxies to attend and, on a poll, to vote in their stead. A proxy need not be a member of the Company.

2.  A white form of proxy for use by ordinary shareholders is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or as a notarially certified copy thereof), to Computershare Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive not later than 48 hours before the time the meeting is to be held.

3.  A pink form of proxy for use by holders of convertible participating shares is being circulated to those holders. To be effective such form of proxy must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH so as to arrive not later than 48 hours before the time the meeting is to be held.

4.  Pursuant to regulation 34 of the Uncertified Securities Regulations 1995, the Company has specified that, to be entitled to attend and vote at the meeting (and for the purpose of determining the number of votes they may cast) members must be entered on the Company’s register of members at 2 p.m. (London time) on October 20, 2002. Changes to entries on the relevant register of securities after 2 p.m. on October 20, 2002 will be disregarded in determining the rights of any person to attend or vote at the meeting.

5.  Copies of the contracts of service of the directors of the Company, a register of directors’ interests kept by the Company and the Danka 2002 Outside Director Stock Compensation Plan are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting. A copy of the Danka 2002 Outside Director Stock Compensation Plan is also available for inspection at the offices of Altheimer & Gray, 7 Bishopsgate, London, EC2N 3AR during normal working hours until the date of the meeting.

ELECTRONIC DELIVERY OF DANKA STOCKHOLDER COMMUNICATIONS FOR HOLDERS OF AMERICAN DEPOSITARY SHARES

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of our communications. Currently, this facility is available only for holders of American depositary shares. With electronic delivery, you will receive documents such as our annual report and the proxy statement as soon as they are available. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Electronic delivery will not be available for our 2002 annual general meeting, but will be available for future shareholder meetings.

If you are a registered or beneficial holder of American depositary shares, to sign up for electronic delivery simply mark the box on the reverse side of the voting card and return it to The Bank of New York in the enclosed postage paid envelope. Your electronic delivery enrollment will be effective until cancelled. If you have any questions about electronic delivery, please call Danka Investor Relations at (727) 579-2760.

THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THIS PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR FROM ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR IF YOU ARE NOT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

DANKA BUSINESS SYSTEMS PLC
Masters House, 107 Hammersmith Road
London W14 0QH England
(Registered in England No. 1101386)

PRELIMINARY	PROXY STATEMENT	PRELIMINARY

INTRODUCTION

General

This proxy statement is furnished by the board of directors of Danka Business Systems PLC in connection with the solicitation of specific voting instructions from holders of Danka’s American depositary shares and proxies from Danka’s ordinary shareholders and convertible participating shareholders for voting at our 2002 annual general meeting. The meeting will be held at 2 p.m. (London time) on October 22, 2002 at Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, and at any adjournment of that meeting. The date on which this proxy statement and related materials is being first distributed to shareholders is on or about September 23, 2002.

As of September 3, 2002, 248,113,094 ordinary shares of 1.25 pence each were issued and outstanding, of which approximately eighty two percent (88%) were held in the form of American depositary shares. Each American depositary share represents four ordinary shares. As of September 3, 2002, 258,857 6.50% senior convertible participating shares of $1.00 each were issued and outstanding. Each convertible participating shareholder is entitled to receive notice and attend shareholder meetings as if such person were an ordinary shareholder and is entitled to vote on all matters at such meetings on which ordinary shareholders are entitled to vote. The terms on which convertible participating shareholders vote at shareholder meetings are described below (see section headed “Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders”).

The cost of soliciting proxies and voting instructions will be borne by Danka. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by our employees. We do not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York, the depositary of our American depositary share program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

Prior to 1994, our ordinary shareholders had adopted a resolution at our annual general meetings to receive and approve our Directors’ Report and Accounts (financial information) prepared according to Generally Accepted Accounting Principles of the United Kingdom (“U.K. GAAP”), for that year and the report of the auditors thereon (our “Annual Report and Accounts”). United Kingdom companies legislation no longer requires that our shareholders approve our Annual Report and Accounts. Therefore, we determined in 1994 not to propose such a resolution at our annual general meetings because the applicable disclosure requirements of United States securities laws in connection with such a vote would otherwise create unnecessary cost and inconvenience. However, as required by United Kingdom companies legislation, our 2002 Annual Report and Accounts prepared in accordance with U.K. GAAP will be presented at the meeting and shareholders present at the meeting may ask any questions relating thereto. Additionally, our United Kingdom shareholders have received a copy of the 2002 Annual Report and Accounts in either the full or abbreviated formats, as they have so elected. United States shareholders have received our financial information prepared in accordance with United States Generally Accepted Accounting Principles in their copy of our 2002 Annual Report. United States holders of American depositary shares who would like a copy of the 2002 Annual Report and Accounts should contact our registered office to request a copy. Additionally, copies of relevant contracts of service of our directors and a register of directors’ interests kept by Danka are available for inspection at our registered office during normal working hours and will be available for inspection at the place of the annual general meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

In this proxy statement, references to “Danka”, “us”, “we” and “our” are to Danka Business Systems PLC, or to Danka Business Systems PLC and its directly and indirectly owned subsidiaries, as the context requires. References to “shareholders” are to holders of ordinary shares, holders of convertible participating shares and holders of American depositary shares. References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on September 3, 2002 was £1.00 = $1.5625. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders

Ordinary shareholders and convertible participating shareholders who are entitled to attend and vote at the annual general meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy does not have to be an ordinary shareholder or a convertible participating shareholder.

Each ordinary shareholder and each convertible participating shareholder who is entitled to vote and who is present in person will have one (1) vote on a show of hands.

On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the record date set for determining the persons entitled to vote at the annual general meeting (which is Sunday, October 20, 2002). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of August 15, 2002, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and the record date for the meeting that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), on October 20, 2002, the record date for determining the holders of ordinary shares and convertible participating shares entitled to vote at the annual general meeting, the conversion rate will be 325.375 ordinary shares per convertible participating share.

An ordinary resolution requires the affirmative vote of a majority of the votes cast at the annual general meeting. A special resolution requires an affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting.

A white form of proxy is enclosed for ordinary shareholders. To be effective, forms of proxy in respect of ordinary shares must be deposited with our registrars, Computershare Services PLC, P.O. Box 1075, Bristol BS99 3FA England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

A pink form of proxy is enclosed for convertible participating shareholders. To be effective, forms of proxy in respect of convertible participating shares must be deposited at our registered office, Masters House, 107 Hammersmith Road, London W14 0QH England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

If proxies are signed and returned without voting instructions or (unless otherwise instructed) if matters other than those set out in this document are properly brought before the annual general meeting (including by means of amendment to any resolution), the ordinary shares or convertible participating shares represented by the proxies will be voted as the proxy deems fit. Abstentions and “broker non-votes” are counted only for purposes of determining the presence of a quorum at the meeting. A “broker non-vote” is a vote that a broker holding shares of record for its customers (i.e. in a “street name”) is not permitted to cast under applicable regulations because the broker has not received clear voting instructions from its customer. Ordinary shares or convertible participating shares that are not voted by ordinary shareholders or convertible participating shareholders or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by submitting a later-dated proxy or by delivering a signed revocation in no specifically required form to Computershare Services PLC, for ordinary shareholders, and to us, for holders of convertible participating shares, at least 48 hours before the annual general meeting, or by attending the meeting in person and casting a ballot.

Voting Instructions/Holders of American Depositary Shares

Holders of American depositary shares should complete and return the voting instructional form provided to them in their proxy materials by the depositary in accordance with the terms provided thereon not later than 5:00 p.m. (Eastern time) on October 15, 2002. The close of business on September 13, 2002, has been fixed as the record date for the determination of the holders of American depositary shares entitled to provide voting instructions to the depositary. If you hold American depositary shares, you cannot vote the ordinary shares represented by your American depositary shares at the annual general meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by American depositary shares will be voted at the meeting by the depositary pursuant to the voting instructional forms received from holders of American depositary shares.

You may revoke your voting instructions to the depositary at any time before 5:00 p.m. (Eastern time) on October 15, 2002 by delivering a notice in writing to the depositary or granting a later-dated signed voting instruction form. You cannot cancel your voting instructions to the depositary by attending the annual general meeting or by granting a proxy to vote at the meeting for you.

For purposes of the remainder of this document, the term “vote” means either a vote by an ordinary shareholder or a convertible participating shareholder or instructions to the depositary by a holder of American depositary shares, unless the context requires otherwise.

Quorum

A quorum is necessary to hold a valid shareholder meeting. A quorum comprises at least three holders of record of ordinary shares and/or convertible participating shareholders present in person or by proxy at the meeting.

RESOLUTIONS

Resolutions 1 (Ordinary), 2 (Ordinary), 3 (Ordinary), 4 (Ordinary): Re-Election of Directors

Our articles of association provide that the term of any director who has been appointed by our board of directors since our last annual general meeting expires at the annual general meeting. Kevin C. Daly, Richard M. Haddrill and W. Andrew McKenna were appointed by our board since our last annual general meeting and, therefore, their terms expire at the meeting. Christopher B. Harned was also appointed by our board since the last annual general meeting, as a director chosen by the holders of our convertible participating shares. Mr. Harned will be proposed for re-election to the board at a class meeting of the holders of our convertible participating shares to be held immediately prior to the annual general meeting.

Our board of directors recommends that Messrs. Daly, Haddrill and McKenna be re-elected at the meeting to serve as a director. To accomplish the foregoing, our board of directors proposes adoption of the following resolutions:

Resolution 1:

        THAT Kevin C. Daly, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

Our board of directors has unanimously approved proposed Resolution 1 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 2:

THAT Richard M. Haddrill, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

Our board of directors has unanimously approved proposed Resolution 2 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 3:

THAT W. Andrew McKenna, who was appointed as Director by the Board of Directors since the 2001 Annual General Meeting and whose appointment expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as Director of the Company in accordance with the Company’s Articles of Association.

Our board of directors has unanimously approved proposed Resolution 3 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our articles of association set the size of our board of directors at not less than two members. Our board currently consists of eleven directors who serve pursuant to our articles of association. Two of our directors are chosen by the holders of the convertible participating shares. These directors are currently James L. Singleton and Christopher B. Harned. Under our articles of association, each director is required to retire from office at the third annual general meeting after his appointment, or, if earlier, the annual general meeting which falls in the third calendar year after his appointment. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

Pursuant to our articles of association, three of our current directors, C. Anthony Wainwright, Brian L. Merriman and Richard F. Levy will retire at the annual general meeting. Mr. Merriman and Mr. Levy have not been nominated for re-election at the meeting and, therefore, their appointments will terminate with effect from dissolution of the meeting.

Our board of directors recommends that Mr. Wainwright, be re-elected at the meeting to serve as a director. To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 4:

THAT C. Anthony Wainwright, whose term as a Director expires at the 2002 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our board of directors has unanimously approved proposed Resolution 4 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 5 (Ordinary): Re-Appointment of Auditors

We are required at the meeting, pursuant to Sections 384 and 385 of the United Kingdom Companies Act, to appoint auditors to serve until the conclusion of our next annual general meeting and to set the auditors’ remuneration. KPMG Audit Plc, Chartered Accountants and Registered Auditor (“KPMG”) have served as our auditors for more than twenty (20) years. Our audit committee has recommended to our board of directors that KPMG be re-appointed to serve as our auditors. Our board of directors recommends that KPMG be re-appointed to serve as our auditors until the conclusion of our next annual general meeting and that our board of directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration. To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 5:

THAT KPMG Audit Plc, Chartered Accountants and Registered Auditor, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2003 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Our board of directors has unanimously approved proposed Resolution 5 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution. We expect representatives of KPMG to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the meeting.

Resolutions 6 (Ordinary) and 7 (Special): Authority to Allot Shares/Pre-emptive Rights Waiver

Our board of directors recognizes that there may be instances where it is desirable for Danka to be able to issue (allot) securities in connection with various matters without the prior specific consent of shareholders. Before our board of directors may exercise any such power to allot relevant securities, section 80 of the United Kingdom Companies Act requires (with certain exceptions) that shareholders authorize a general power at a general meeting. Therefore, our board of directors is seeking authority in Resolution 6 to allot relevant securities up to an aggregate nominal amount of £843,313 (representing approximately twenty-seven percent (27%) of our issued ordinary shares as of September 3, 2002) before the earlier of the date of our 2003 annual general meeting or January 21, 2004 (subject to extension in the circumstances set out in the proposed resolution) for such purposes as desired in the discretion of the directors. The board of directors is seeking this authority in addition to the authority obtained at the extraordinary general meeting on December 17, 1999 (which was obtained for the purpose of allotment of the convertible participating shares and their conversion into ordinary shares), but in substitution for all other pre-existing authorities.

Assuming that Resolution 6 is passed, our board of directors will be authorized to allot relevant securities up to an aggregate nominal value of £2,243,313, equivalent to 179,465,013 ordinary shares. Of this number, we estimate that we will require 96,760,649 ordinary shares to facilitate conversion of 300,926 convertible participating shares as described below. The balancse of 82,704,365 ordinary shares, which is equal to approximately thirty-three and one third percent (33 1/3%) of our issued ordinary shares as of September 3, 2002, will be available for general corporate purposes.

We are required to make quarterly payment-in-kind dividends on our convertible participating shares until December 17, 2004, the fifth anniversary of their initial issue date. We estimate that, by December 17, 2004, we will have issued 300,926 convertible participating shares, and that those convertible participating shares will be convertible into 96,760,649 ordinary shares. The number of 300,926 convertible participating shares assumes that we pay a cumulative quarterly payment-in-kind dividend on the 218,000 convertible participating shares that we originally issued, and the additional convertible participating shares that we issue as payment-in-kind dividends, at a rate of 6.50% per annum throughout the five years from the initial issue date. The number of 96,760,649 ordinary shares assumes that the conversion price for the convertible participating shares remains at $3.11 per ordinary share.

To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 6:

THAT the Board of Directors be and is hereby generally and unconditionally authorized, in addition to the subsisting authority granted on December 17, 1999 but in place of all other subsisting authorities, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £843,313 (representing approximately twenty-seven percent (27%) of the issued ordinary share capital of the Company), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the earlier of the date of the 2003 Annual General Meeting of the Company or January 21, 2004, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Our board of directors has unanimously approved proposed Resolution 6 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Subject to the passing of proposed Resolution 6, our board of directors is seeking authority in Resolution 7 to issue equity securities for cash, other than effecting such issuance only after first offering the equity securities to Danka’s existing shareholders pro-rata to their holdings (“pre-emptive rights”). Pursuant to section 95 of the United Kingdom Companies Act, a special resolution of shareholders is generally necessary (with some exceptions) to permit an allotment by directors of equity securities without providing the pre-emptive rights provided by section 89 of the Companies Act.

The power conferred on the directors by Resolution 7 would be limited to:

•	the allotment of equity securities pursuant to a rights issue or other pre-emptive offering where compliance with statutory pre-emptive rights may be problematic;

•
the allotment of equity securities up to a maximum aggregate nominal amount of £310,141 pursuant to stock option plans or other employee and/or executive director or non-executive director plans that have been approved by Danka’s shareholders; and

•
otherwise, the allotment of equity securities up to a maximum aggregate nominal amount of £620,283 (representing approximately twenty percent (20%) of Danka’s present issued ordinary shares). This level of authority is consistent with the limitations placed on Nasdaq Stock Market companies to issue shares without further approval.

The power that is sought by Resolution 7 would expire on the earlier of the date of our 2003 annual general meeting or January 21, 2004 (subject to extension in the circumstances set out in the proposed resolution). To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 7:

THAT, subject to the passing of the resolution numbered 6, the Board of Directors be and is hereby generally empowered, in addition to the subsisting power granted on December 17, 1999, pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of section 94(2) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

        (i)  expire on the earlier of the date of the 2003 Annual General Meeting of the Company or January 21, 2004, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

        (ii)  be limited to the allotment of equity securities:

        (a)  in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

        (b)  pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £310,141; or

        (c)  otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £620,283.

        Our board of directors has unanimously approved proposed Resolution 7 and recommends that you vote “FOR” its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 8 (Ordinary): Approval of the Danka 2002 Outside Director Stock Compensation Plan

        We are seeking approval of the Danka 2002 Outside Director Stock Compensation Plan (the “2002 Plan”). We propose to pay part of our outside (non-executive) directors’ compensation in shares because we believe that it will be a useful way of aligning our outside directors’ interests with those of our shareholders and that it will assist us in recruiting and retaining outside directors of a suitably high caliber for our company. The compensation of outside directors in stock is relatively commonplace in the United States and was acknowledged as a suitable form of compensation for non-executive directors of United Kingdom-listed companies by the UK Hampel Report on corporate governance.

The rules of our existing equity compensation plans do not permit participation by our outside directors. We cannot amend those plans to permit participation by our outside directors without possible adverse consequences under English law for the plans and their participants because the plans would then cease to be “employee share schemes” for English law purposes. Accordingly, we propose to adopt the 2002 Plan to provide for equity compensation for our outside directors. Our executive directors, officers and other employees will not be permitted to participate in the 2002 Plan.

Adoption of the 2002 Plan will change the mix of the compensation of our outside directors, so that they will receive part of their fees in cash and part in the form of shares. If the 2002 Plan is adopted, we also propose to change the structure of our outside directors’ cash compensation, so that it is denominated in U.S. dollars, as contemplated by Resolution 9 below, which resolution is conditional on the passing of Resolution 8. If Resolutions 8 and 9 are passed, the annual compensation payable to our outside directors with effect from conclusion of our 2002 annual general meeting will be as follows:

•	An annual sum of $30,000.

•	An annual grant of restricted shares pursuant to the Danka 2002 Outside Director Stock Compensation Plan with a fair market value at the date of grant of $30,000.

•
$1,500 for each board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings.

•	If a chairman of a committee of the board of directors, an additional sum of $500 per committee meeting.

All of our outside directors will be permitted to participate in the 2002 Plan. Of our ten current outside directors, James L. Singleton and Christopher B. Harned (the directors appointed by the holders of our convertible participating shares) have waived their right to receive compensation for their services as directors of Danka and Richard F. Levy and Brian L. Merriman will retire with effect from dissolution of our 2002 annual general meeting. Therefore, none of those four persons will participate in the 2002 Plan.

The total number of shares in respect of which awards may be made under the 2002 Plan will be 500,000 American depositary shares or 2,000,000 ordinary shares, which is equal to approximately 0.8% of our issued ordinary share capital as of September 3, 2002. We propose that, in conjunction with the adoption of the 2002 Plan, the number of shares available for issuance under our existing 2001 Long Term Incentive Plan for our executive directors, officers and employees be reduced by the same amount, so that the adoption of the 2002 Plan does not have an additional dilutive effect for our existing shareholders. Accordingly, if Resolution 8 is passed, our board of directors will reduce the number of shares available for issuance under the Danka 2001 Long Term Incentive Plan by 2,000,000 ordinary shares or 500,000 American depositary shares from 20,000,000 ordinary shares or 5,000,000 American depositary shares to 18,000,000 ordinary shares or 4,500,000 American depositary shares. The Danka 2001 Long Term Incentive Plan was approved by our shareholders at our 2001 annual general meeting. As of the date of this document, no awards have been made under the Danka 2001 Long Term Incentive Plan.

The following description of the 2002 Plan is qualified in its entirety by reference to the full text of the Plan, which is available for inspection at our registered office and will be available for inspection at the annual general meeting.

In the event that the 2002 Plan is approved, on the date of each of our annual general meetings of shareholders, each of our outside directors will receive, as compensation for his or her board services, such number of our ordinary shares or American depositary shares having an aggregate fair market value on that date equal to $30,000, or such other amount of an outside director’s annual fees as our board of directors may determine from time to time. In addition, each outside director who is appointed by our board of directors or otherwise elected other than at an annual general meeting will receive, on the date of his or her appointment, a number of our ordinary shares or American depositary shares having an aggregate fair market value on that date equal to a proportionate amount of $30,000 or such other amount, based on the length of time between the date of his or her appointment and our next following annual general meeting. Each outside director may choose to receive shares under the 2002 Plan in the form of ordinary shares or American depositary shares.

The shares issued to the outside directors under the 2002 Plan will be “restricted shares” and will vest on the first anniversary of the date of grant if the recipient of the shares is still a director on such date. Until vesting, no restricted shares may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the outside director, other than by will or by the laws of descent and distribution. Upon termination of an outside director’s service as a director for any reason other than death, disability or retirement in accordance with the retirement by rotation, age limitation or casual vacancy provisions of our articles of association without subsequent re-election, all unvested restricted shares issued to the outside director under the plan will be forfeited. Upon termination of an outside director’s service as a director due to death, disability or retirement in accordance with the retirement by rotation, age limitation or casual vacancy provisions of our articles of association without subsequent re-election, all restricted shares issued to the outside director will immediately vest. Restricted shares of an outside director will neither vest on an accelerated basis nor be forfeited solely by reason of the outside director retiring at an annual general meeting in accordance with the retirement by rotation, age limitation, or casual vacancy provisions of our articles of association if the outside director is re-elected to our board at that meeting.

In addition to the above, the 2002 Plan will have the following terms:

•	The 2002 Plan will expire on October 22, 2012, or such earlier date as may be determined by our board of directors.

•
Any restricted shares issued under the 2002 Plan will vest immediately on a change of control of Danka. In addition, the restriction on transfer of restricted shares contained in the 2002 Plan will not apply to prevent an outside director from accepting a takeover offer for Danka in respect of his or her restricted shares, giving an irrevocable undertaking in respect of his or her restricted shares to accept a takeover offer for Danka, selling his or her restricted shares to a person who is making a takeover offer for Danka or making a takeover offer for Danka himself or herself.

•	Our board of directors may, in its sole discrection, determine to accelerate vesting of any Restricted Shares under the 2002 Plan.

•
Our board of directors will be authorized to interpret the 2002 Plan, to make any rules and regulations relating to the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan. Any decision of our board of directors regarding the interpretation or administration of the 2002 Plan will be final and binding on all parties.

•
Our board of directors may amend or terminate the 2002 Plan in any manner and at any time. However, no amendment may be made to the benefit of plan participants without the prior approval by ordinary resolution of our shareholders in a general meeting, except for minor alterations to benefit the administration of the 2002 Plan or to obtain or maintain favorable tax, exchange of control or regulatory treatment of plan participants or any member of the Danka group, or if the amendment solely relates to conditions imposed on an issuance of shares pursuant to the 2002 Plan.

•	Benefits under the 2002 Plan will not be pensionable.

As of close of business on September     , 2002, the latest practicable date prior to publication of this proxy statement, the closing price of our American depositary shares on the Nasdaq SmallCap Market was $         (equivalent to $         per ordinary share) and the closing price of our ordinary shares on the London Stock Exchange was              pence.

The following description of the United States income tax consequences of the issuance of shares under the 2002 Plan to United States persons and Danka is being provided in this proxy statement for the purposes of United States securities law requirements.

Shares issued under the 2002 Plan will be restricted as to transferability and subject to substantial risk of forfeiture prior to vesting in one-third increments. Therefore, unless a special election is made pursuant to the United States Internal Revenue Code, an outside director must recognize ordinary income in respect of each installment of shares issued under the 2002 Plan at the time that such shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, in an amount equal to the fair market value of the shares at that time. We will be entitled to a deduction for the same amount after the director recognizes income in respect of the award. If an outside director makes a special election, the director must recognize ordinary income in respect of all shares comprising a grant under the 2002 Plan (irrespective of vesting date) at the time of the grant in an amount equal to the fair market value of the shares at that time. We will be entitled to a deduction for the same amount after the director recognizes income in respect of the award.

The United States income tax consequences of award grants are complex and the above description is general in nature. The above description does not purport to be complete and is subject to changes in the United States income tax laws.

In the event that a cash payment of the nominal (stated) value of any ordinary shares to be issued pursuant to the Plan is necessary to comply with English company law requirements, such nominal (stated) value may be paid by Danka Office Imaging Company, our wholly-owned United States subsidiary. The nominal (stated) value of our ordinary shares is 1.25 pence per share.

Our shareholders approved a stock option plan for our outside directors at our annual general meeting in 1996. However, that plan was discontinued, and all entitlements to acquire shares under the plan were waived (including pursuant to outstanding options), to bring Danka into line with United Kingdom corporate governance best practice recommendations, which discourage the compensation of outside directors by the award of share options. However, as mentioned above, United Kingdom corporate governance best practice recognizes the benefits of paying outside directors in shares, rather than awarding them share options.

The following table sets out the estimated benefits that will be received over the ten year term of the 2002 Plan by the following persons.

NEW PLAN BENEFITS

	Danka 2002 Outside Director Stock Compensation Plan
Name and Position	Dollar Value($)	Number of Units
P. Lang Lowrey	0	0
Brian L. Merriman	0	0
F. Mark Wolfinger	0	0
Todd L. Mavis	0	0
David P. Berg	0	0
Executive Group	0	0
Non-Executive Director Group	(1)	(2)

Non-Executive Officer Employee Group	0	0

(1)
The dollar value is $30,000 per outside director per year. We have assumed that six of our outside directors will participate in the 2002 Plan over its lifetime. Of our ten current outside directors, Mr. Singleton and Mr. Harned have waived their right to receive compensation for their services as directors of Danka (and therefore will not receive any compensation under the 2002 Plan) and Mr. Levy and Mr. Merriman will retire with effect from dissolution of our 2002 annual general meeting.

(2)
The number of units assumes that six of our outside directors each receive              American depositary shares as compensation in each fiscal year, being such number of American depositary shares with a fair market value (as determined for the purpose of the 2002 Plan) equal to $30,000, calculated by reference to the closing price of our American depositary shares on the Nasdaq SmallCap Market for the twenty trading day period ending on September             , 2002.

Our board of directors reserve the right up to the time of the annual general meeting to make such amendments and additions as they may consider necessary or desirable to the 2002 Plan, provided that such amendments and additions do not conflict in any material respect with the summary set out above.

A copy of the 2002 Plan is available for inspection at our registered office during normal working hours and will be available for inspection at the place of the annual general meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 8:

THAT:

(a)  the Danka 2002 Outside Director Stock Compensation Plan (the “2002 Plan”) for non-executive directors of the Company, materially in such form as described in the Company Proxy Statement for the Meeting, and in such final form as provided by the Chairman to the Meeting, be and is hereby approved and the Board of Directors be and is hereby authorized to do all such acts and things as may be necessary to carry the same into effect; and

(b)  the Board of Directors be and is hereby authorized to establish further plans based on the 2002 Plan but modified to take account of local tax, exchange control or securities laws, provided that any awards made under such further plans are treated as counting against any limits on individual or overall participation under the 2002 Plan.

Our board of directors has unanimously approved proposed Resolution 8 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 9 (Ordinary): Approval of Annual Limit on Outside Directors’ Fees

Currently, article 90 of our articles of association imposes an annual limit on the fees payable to our outside directors of UK£500,000. Article 90 provides that this annual limit may be amended by ordinary resolution. As described above under “Resolution 8: Approval of the Danka 2002 Outside Director Stock Compensation Plan”, we propose to change the structure of our outside directors’ cash compensation so that it is denominated in U.S. dollars.

We believe that payment of our outside directors in U.S. dollars is important so that we can attract and retain a sufficient number of suitable non-executive directors. In addition, the United States is the home of all of our current directors. Accordingly, in order to facilitate the payment of our outside directors in dollars and the changes to the structure of our outside directors’ cash compensation referred to above, we propose that the maximum annual limit on the fees payable to our outside directors be changed from UK£500,000 to U.S.$1,000,000. If approved, the change would be effective from the conclusion of our 2002 annual general meeting until further amended.

The proposed limit of $1,000,000 is an aggregate maximum amount that we have chosen so that we have flexibility for the future. It is not an estimate of the fees that we will pay to our outside directors. We expect that the level of directors’ fees will remain below this amount in the near future. In any event, if Resolution 8 is passed, a significant portion of our outside directors’ fees will be paid in the form of shares.

To accomplish the foregoing, our board of directors proposes adoption of the following resolution:

Resolution 9:

THAT, subject to the passing of the resolution numbered 8, pursuant to Article 90 of the Company’s articles of association, the maximum aggregate annual sum that the Company be permitted to pay to the non-executive directors of the Company by way of fees for their services as directors be and is hereby U.S.$1,000,000.

Our board of directors has unanimously approved proposed Resolution 9 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

MANAGEMENT

Directors and Executive Officers

The table below contains information regarding our current directors and executive officers and the current directors and executive officers of our primary operating subsidiaries. The executive officers serve at the pleasure of the respective boards of directors.

Name	Age	Position(s)	Nominations	Audit	Compensation	Director’s Rotation
P. Lang Lowrey, III	48	Chief Executive Officer and Chairman	X	—	—	2004
Kevin C. Daly	58	Director	—	—	—	2002
Michael B. Gifford	66	Director	X	X	—	2004
Richard M. Haddrill	49	Director	—	X	—	2002
Christopher B. Harned	39	Director	—	X	—	(1)
Richard F. Levy	72	Director	—	X	—	2002
W. Andrew McKenna	56	Director	—	X	—	2002
Brian L. Merriman	65	Director	—	—	—	2002
J. Ernest Riddle	60	Director	—	X	X	2003
James L. Singleton	46	Director	X	—	X	2003
C. Anthony Wainwright	69	Director	X	—	X	2002
F. Mark Wolfinger	47	Executive Vice President and Chief Financial Officer	—	—	—	—
Todd L. Mavis	41	President and Chief Operating Officer, Danka United States
Peter Williams	50	President and Chief Operating Officer, Danka Europe
David P. Berg	41	President and Chief Operating Officer, Danka International
J. Michael Hawkins	55	President, Technical Service Business Unit	—	—	—	—
Keith J. Nelsen	38	Senior Vice President and General Counsel	—	—	—	—
Paul Dumond	47	Secretary	—	—	—	—
Ricardo A. Davis	55	Senior Vice President and Chief Administrative Officer	—	—	—	—
Donald W. Thurman	56	Senior Vice President Growth and Marketing	—	—	—	—
Michel Amblard	55	Senior Vice President of Finance, Danka Europe	—	—	—	—
Sanjay Sood	38	Senior Vice President of Finance and Accounting	—	—	—	—

Note:  (1) Mr. Harned was elected to the board of directors on the nomination of the holders of our convertible participating shares since our 2001 annual general meeting. As such, under the terms of the convertible participating shares, Mr. Harned is subject to re-election at a class meeting of the holders of the convertible participating shares to be held immediately before our 2002 annual general meeting. Assuming that he is re-elected at that meeting, Mr. Harned will thereafter become subject to the directors’ rotation provisions of our articles of association.

P. Lang Lowrey III.    Mr. Lowrey was appointed our chief executive officer and director effective March 1, 2001 and was appointed chairman of our board of directors effective January 13, 2002. From 2000 to February 2001, Mr. Lowrey served as chief executive officer of eMag Solutions, LLC, a worldwide data storage solutions and services company and as chairman of eMag since 1999. From 1995 to 1997, Mr. Lowrey served as chairman and chief executive officer of Anacomp, Inc., an imaging solutions and services company. From 1997 to 1998, Mr. Lowrey was chairman emeritus of Anacomp. Since 1997, Mr. Lowrey has been the managing partner of Buckhead Angels, an e-commerce venture capital group.

Kevin C. Daly.    Mr. Daly was appointed to our board of directors in January 2002. Since June 2002, Mr. Daly has been chairman and chief executive officer of Avemer Technologies a provider of high availability storage solutions for simplified management and protection of enterprise data. From June 2001 to October 2001, Mr. Daly was chief technical officer of Storage Solutions Group, a leading supplier of data protection devices for computer networks. From 1991 to 2001. Mr. Daly served as chief executive officer and president of Quantum ATL which was merged into Storage Solutions Group in 2001 by Quantum Corporation.

Michael B. Gifford.    Mr. Gifford was appointed to our board of directors in September 1999. He was chairman of our board of directors from March 1, 2001 to January 13, 2002. Mr. Gifford was our interim chief executive officer from October 2000 to February 2001. From 1983 through 1996, Mr. Gifford was group chief executive of the Rank Organization Plc, a London based leisure and entertainment conglomerate and the joint venture partner for Xerox operations outside the Americas. During that period, he served as the Rank representative on the Rank Xerox board. He was also a director of Fuji Xerox, whose operations covered the Eastern Hemisphere. Mr. Gifford also served on the board of directors of English China Clays Plc from 1992 to 1999. He is currently a director of The Gillette Company, a New York Stock Exchange listed global consumer products company.

Richard M. Haddrill.    Mr. Haddrill was appointed as a director in February 2002. Since 1999, Mr. Haddrill has been president and chief executive officer of Manhattan Associates, a Nasdaq National Market listed company, which provides supply chain execution and collaborative commerce solutions. From 1994 to 1999, Mr. Haddrill served as president and chief executive officer of Powerhouse Technologies, Inc., a company that provides technology to the gaming industry. Mr. Haddrill also spent 16 years with Ernst & Young with the last 6 years as a partner.

Christopher B. Harned.    Mr. Harned was appointed as a director in March 2002. Mr. Harned has been a managing director of The Cypress Group LLC, a private equity firm, since November 2001. From 1985 to 2001, Mr. Harned was with Lehman Brothers, most recently as head of the Global Consumer Products Merger and Acquisitions division. Mr. Harned also served as a member of Lehman Brothers’ Investment Banking Business Development Committee. Mr. Harned was designated by the holders of our convertible participating shares as their nominee to serve on the board of directors.

Richard F. Levy.    Mr. Levy was appointed as a director in February 2000. Since March 2002, Mr. Levy has been a partner at Jenner & Block, a law firm based in Chicago, Illinois. Mr. Levy was a partner at Altheimer & Gray, from May 1996 to March 2002 and prior to that a partner with Kirkland & Ellis, both of which are international law firms based in Chicago, Illinois. Mr. Levy also serves as vice chairman and a director of Amalgamated Investments Company, a bank holding company. Mr. Levy is also a director of Matria Healthcare, Inc., an international healthcare company and First Oak Brook Bancshares, Inc., a bank holding company, both of whose shares are traded on the Nasdaq National Market. Before 1998, he was a director of Ambassador Apartments, a real estate investment trust.

W. Andrew McKenna.    Mr. McKenna was appointed as a director in February 2002. Mr. McKenna was the president and director of SciQuest.com, a Nasdaq National Market listed company, from December 1999 to December 2000. Mr. McKenna served from 1990 to 1999 in a variety of roles for Home Depot, most recently as senior vice president, strategic business development and import/logistics. Mr. McKenna also spent 16 years with Deloitte & Touche, with the last 10 years as a partner. Mr. McKenna also serves on the board of directors of Auto Zone, Inc., a New York Stock Exchange listed company.

Brian L. Merriman.    Mr. Merriman joined us in July 1998 and was appointed to our board of directors in July 1999. Mr. Merriman was appointed in July 1999 to serve as our president and chief operating officer worldwide and retired as an executive officer effective July 1, 2002. Before his appointment to the board of directors in July 1999, Mr. Merriman served as president and chief operating officer of Danka Americas, including the United States, Canada and Latin America regions. From 1994 to 1998 Mr. Merriman served as senior vice president of the Electronic Imaging Division of Toshiba America Information Systems, Inc. Mr. Merriman has also held several senior level positions with Savin Corporation and Konica Business Machines USA, Inc.

J. Ernest Riddle.    Mr. Riddle was appointed as a director in January 1998. From March 1997 to July 1999, Mr. Riddle was president and chief operating officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Before joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, primarily in marketing and sales. He was president of Ryder International from October 1995 to December 1996. Mr. Riddle also has considerable experience in the photocopier industry, having worked for Xerox Corporation from 1966 to 1992 where he held several executive positions including vice president marketing and vice president operations for the United States group, and vice president worldwide marketing operations and vice president marketing/sales director for Rank Xerox in London. Mr. Riddle serves on the board of directors of AirNet Systems, Inc, a provider of time-sensitive small package delivery services. He also serves as a trustee of Brevard College and is on the board of visitors of the University of North Carolina. Mr. Riddle has previously served on the board of directors of Norrell and Enterasys.

James L. Singleton.    Mr. Singleton was appointed as a director in December 1999. In 1994 Mr. Singleton formed The Cypress Group LLC, a private equity firm, and currently serves as president. Previously, Mr. Singleton was a managing director in Lehman Brothers’ Merchant Banking Group. Mr. Singleton serves on the board of directors of Cinemark USA Inc., William Scotsman Inc., WESCO International Inc., ClubCorp Inc., HomeRuns.Com. Inc. and L.P. Thibault Company. Mr. Singleton was designated by the holder of our convertible participating shares as their nominee to serve on the board of directors.

C. Anthony Wainwright.    Mr. Wainwright was appointed as a direct or in September 1999. Since 1997, Mr. Wainwright has served as vice chairman of McKinney & Silver, a North Carolina advertising agency and wholly-owned division of Havas Advertising. From 1995 to 1997 Mr. Wainwright was the chairman of Harris Drury Cohen, a Ft. Lauderdale advertising agency. Before serving as chairman of Harris Drury Cohen, Mr. Wainwright was the chairman of Compton Partners, Saatchi & Saatchi, an international advertising agency which is a subsidiary of Cordiant PLC. Mr. Wainwright also serves as a director of six public companies including: Advanced Polymer Systems, Inc., America Woodmark Corporation, Caribiner International, Del Webb Corporation and Marketing Services Group Inc. In addition, Mr. Wainwright serves on various other private and charitable boards.

Todd L. Mavis.    Mr. Mavis joined us in 2001 and currently serves as president of our U.S. business unit. From 1997 to 2001, Mr. Mavis was executive vice president of Mitchell International, a leading information provider and software developer for insurance and related industries. From 1996 to 1997, Mr. Mavis was senior vice president—worldwide sales and marketing of Checkmate Electronics, Inc, a Nasdaq traded company. For the last 16 years, Mr. Mavis has been involved in the information technology industry and has been heavily involved in the re-engineering of several companies, including Attachmate and Memorex Telex.

Peter Williams.    Dr. Williams joined us in 2001 and currently serves as chief operating officer of our European operations. Dr. Williams served from 1986 to 2001 in a variety of roles for Anacomp, Inc., most recently as executive vice president in charge of the International Document Solutions division. Anacomp is an imaging solutions and services company.

David P. Berg.    Mr. Berg joined us in 2001 and currently serves as chief operating officer of our International region. Mr. Berg served as executive vice president, general counsel of Danka from June 1997 to June 2000. Mr. Berg served as senior vice president with Comdial, Inc. of Sarasota, Florida from March 2001 to

July 2001 and as president, chief operating officer of Ipool, a privately held e-commerce company in Minneapolis, Minnesota from July 2000 to February 2001. From 1994 to June 1997, he served as senior vice president, general counsel and secretary of Nordic Track, Inc., a manufacturer and distributor of fitness equipment.

J. Michael Hawkins.    Mr. Hawkins joined us in 1996 and since May 2001 has served as president of our U.S. technical services, strategic business unit. Mr. Hawkins served as senior vice president, customer services from 1998 to 2001. Mr. Hawkins served as vice president of customer service from 1996 to 1998. Before joining us, Mr. Hawkins worked at Xerox Corporation for twenty-three years, most recently as national service agent manager and as a district manager of customer service.

Keith J. Nelsen.    Mr. Nelsen was appointed as our senior vice president and general counsel in June 2000. From 1997 to June 2000, Mr. Nelsen served as our associate general counsel. From 1995 to 1997, Mr. Nelsen served as vice president and associate general counsel at Nordic Track, Inc., a manufacturer and distributor of fitness equipment.

Paul G. Dumond.    Mr. Dumond has been our company secretary since March 1986. He is a chartered accountant. Mr. Dumond is also the owner and director of Nautilus Management Limited, a management services company. In addition, he is a non-executive director of two publicly owned United Kingdom companies, Redbus Interhouse PLC, which provides internet web server co-location facilities, and Mid-States PLC, a listed cash shell, which formerly distributed auto parts in the United States.

Donald W. Thurman.    Mr. Thurman joined Danka in January 2002 and currently serves as executive vice president and chief growth and marketing officer. From July 2001 to January 2002, Mr. Thurman was chief executive officer of eMag Solutions LLC, a privately-owned international data storage solutions company. Mr. Thurman also served from 1995 to 2000 in a variety of roles with Anacomp, most recently as executive vice president and chief operating officer.

Ricardo A. Davis.    Mr. Davis was appointed as our senior vice president and chief administrative officer effective May 16, 200l. From March 1998 to May 2001, Mr. Davis served as our senior vice president, human resources. From September 1996 to March 1998, Mr. Davis was our director of human resources, North America. From August 1996 to September 1996, Mr. Davis served as our director of human resources, southeast division. From 1986 to 1996, Mr. Davis served as human resources director and in various other capacities for Electric Fuels Corporation and Florida Power Corporation, wholly owned subsidiaries of Florida Progress Corporation.

Michel Amblard.    Mr. Amblard was appointed as our senior vice president and chief financial officer for Danka Europe effective June 1, 2001. From 1998 to June 1, 2001, Mr. Amblard served as our senior vice president and corporate controller. From September 1997 to 1998, Mr. Amblard served as our senior vice president human resources worldwide. From May 1997 to September 1997, Mr. Amblard served as project manager for our Uniting Danka project. From 1996 to 1997, Mr. Amblard served as the chief financial officer of Danka International. Mr. Amblard plans to retire during our 2003 fiscal year.

Sanjay Sood.    Mr. Sood was appointed as our senior vice president of finance and accounting effective June 1, 2001. From May 2000 to June 1, 2001, Mr. Sood served as our senior vice president planning and analysis. From 1997 to 2000, Mr. Sood served as vice president and corporate controller, senior vice president asset management of Hollywood Entertainment Corporation. From 1987 to 1997, Mr. Sood served in various financial positions at Dairy Mart Convenience Stores, most recently as corporate controller.

Board Committees and Meetings

Our articles of association set the size of our board of directors at not less than two persons. Our board of directors currently consists of eleven members who serve pursuant to our articles of association.

Two directors are designated by the owners of the participating shares: currently these are Mr. Singleton and Mr. Harned. The directors designated by the owners of the participating shares are elected by the affirmative vote of a majority of the votes cast at a class meeting of the owners of those shares. The quorum for the class meeting is two persons holding or representing by proxy at least one-third in nominal value of the participating shares in issue. Our articles of association provide that, subject to the following exception, the owners of the participating shares are entitled to appoint two directors so long as they hold, in aggregate, voting shares (including participating shares) that represent at least ten percent of the total voting rights. The owners of participating shares are entitled to appoint one participating share director if they own, in aggregate, voting shares representing less than ten percent but more than five percent of the total voting rights.

The owners of the participating shares are entitled to appoint a maximum of one participating share director if:

•
The Cypress Group LLC or its affiliates transfer participating shares to a person who is not an affiliate of them without the consent of our board of directors (which consent is not to be unreasonably withheld); and

•	as a result The Cypress Group LLC and its affiliates hold in aggregate less than 50.01 percent of the participating shares in issue.

Each committee of the board of directors must include at least one director appointed by the owners of the participating shares, except as prohibited by applicable law or regulation. The right of the owners of the participating shares to elect the participating share directors is in addition to their right to vote with other shareholders on the appointment of directors generally.

Each director is required to retire from office at the third annual general meeting after his appointment or, if earlier, the annual general meeting which falls in the third calendar meeting after his appointment. The directors elected by the holders of our convertible participating shares are subject to the same retirement by rotation provisions as our other remaining directors, subject to the right of the holders of our convertible participating shares to re-elect any such director who stands for re-election at an annual general meeting but is not reappointed. In addition, directors may be appointed by the board of directors. Directors appointed by the board of directors will hold office only until the next following annual general meeting of shareholders, when they are eligible for re-election, except as follows. Directors appointed by the board of directors who are nominees of the holders of our convertible participating shares are subject to re-election at a class meeting of the holders of our convertible participating shares to be held immediately prior to the next annual general meeting following their appointment. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

There is no understanding regarding any of our executive officers or directors or any other person pursuant to which any executive officer or director was, or is, to be elected or appointed to such position except for the directors designated by the holders of our convertible participating shares.

No executive officer or director is related to any other executive officer or director.

Our board of directors held seventeen (17) meetings (including conference calls) during our fiscal year 2002. Of the seventeen meetings, four (4) were held to authorize the allotment of shares (as required by English law) in connection with our obligation to pay convertible participating share dividends. Generally, each of those four board meetings were attended by two directors, the quorum for a board meeting, and none of our incumbent directors attended seventy-five percent (75%) or more of them. All of our directors attended seventy-five percent (75%) or more of the remaining meetings of the board and of each committee of which he is a member.

Nominations Committee

Our nominations committee makes recommendations to our full board of directors with respect to the size and composition of our board of directors and its committees and with respect to nominees for election and re-election as directors. The nominations committee met nine (9) times in fiscal year 2002. The nominations committee will consider suggestions regarding candidates for election to the board submitted by shareholders in writing to our company secretary. With regard to the 2003 annual general meeting, any such suggestion must be received by our company secretary no later than the date by which shareholder proposals for such annual general meeting must be received as described below under the heading “Shareholders Proposals for Presentation at our 2003 Annual General Meeting”. The members of the nominations committee are Michael B. Gifford (chairman), P. Lang Lowrey, James L. Singleton, and C. Anthony Wainwright

Audit Committee

The functions of our audit committee are to recommend annually to our board of directors the appointment of our independent public accountants (Chartered Accountants and Registered Auditor), discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with our existing major accounting and financial policies, review our financial statements, review the adequacy of our financial organization, review management’s procedures and policies relative to the adequacy of our internal accounting control, monitor compliance with relevant laws relating to accounting practices and review and approve transactions, if any, with affiliated parties. The audit committee met seven (7) times in our fiscal year 2002.

The audit committee also reviews the systems and procedures for direct communication between the audit committee and internal accounting staff and the auditors. Further information regarding our audit committee is set out in the Audit Committee Report below. The members of the audit committee are J. Ernest Riddle (chairman), Richard F. Levy, Michael B. Gifford, Richard M. Haddrill, W. Andrew McKenna and Christopher B. Harned. Mr. Levy will retire as a director effective from the dissolution of our 2002 annual general meeting. Our board of directors and audit committee are currently reviewing the composition of the audit committee, its scope of responsibilities and duties and its charter in light of the recent changes and proposed changes to law, regulation and best practice as applicable to audit committees.

Human Resources Committee

The function of our human resources committee, which is composed of independent outside directors, is to review and approve annual salaries and bonuses for the chairman, executive directors and certain officers and to review, approve and/or generally recommend to our board of directors the terms and conditions of periodic stock option grants and employee benefit plans or changes thereto. The human resources committee met thirteen (13) times in fiscal year 2002. The members of the human resources committee are James L. Singleton (chairman), J. Ernest Riddle, and C. Anthony Wainwright.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of September 3, 2002, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934; and

•	all of our directors and executive officers as a group.

	Shares Beneficially Owned as of August 15, 2002(2)
Name of Beneficial Owner(1)	Number of Ordinary Shares(11)	ADS Equivalent	Percent(11)
Holdings of greater than 5 percent
Cypress Associates II LLC	76,623,260	19,155,815	23.6%
FMR Corporation(4)	12,797,200	3,199,300	5.2%
Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
Kevin C. Daly	—	—	*
Michael B. Gifford	16,000	4,000	*
Richard M. Haddrill	—	—	*
Christopher B. Harned	—	—	*
Richard F. Levy	80,000	20,000
W. Andrew McKenna	—	—	*
Brian L. Merriman(5)	4,657,500	1,164,375	1.8%
J. Ernest Riddle	20,000	5,000	*
James L. Singleton(6)	76,663,260	19,165,815	23.6%
C. Anthony Wainwright	17,500	4,375	*
P. Lang Lowrey III(7)	1,402,933	350,733	*
F. Mark Wolfinger(8)	2,340,441	585,110	*
Todd L. Mavis(9)	506,667	126,667	*
David P. Berg(10)	336,620	84,155	*
All directors and executive officers as a group (22 persons)	87,379,749	21,844,937	26.1%

(*)	Represents less than one percent (1%) of our issued share capital.
(1)	Except for Messrs. Wolfinger, Mavis, and Berg, all of the listed individuals are currently directors. Messrs. Lowrey, Wolfinger, Mavis and Berg are executive officers.
(2)	Except as otherwise indicated, all ordinary shares or American depositary shares are held of record with sole voting and investment power.
(3)	Consists of:
•	225,712 convertible participating shares which are convertible into 72,825,072 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;
•	9,595 convertible participating shares which are convertible into 3,095,788 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and
•	2,177 convertible participating shares which are convertible into 702,400 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates II LLC, as well as James A. Stern, Jeffrey P. Hughes, James L. Singleton and David P. Spalding (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. However, Cypress Associates II LLC and each Managing Member disclaims beneficial ownership. The share and percentage ownership figures are calculated at the conversion rate as of September 3, 2002 of 322.646 ordinary shares for each convertible participating share. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022.
(4)	The address of FMR Corporation is 82 Devonshire Street, E 14B, Boston, MA 02109-3614.
(5)
Includes options held by Mr. Merriman to purchase [750,000] American depositary shares, equivalent to [3,000,000] ordinary shares, all of which are currently exercisable. Also includes an entitlement to receive 257,028 American depositary shares, equivalent to 1,028,112 ordinary shares. These securities had not been issued to Mr. Merriman as of September 3, 2002, due to United Kingdom regulatory reasons.

(6)	Consists of:
•	40,000 shares owned individually by James L. Singleton; and
•
76,623,260 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Singleton is Vice Chairman of The Cypress Group LLC. See note 3 above. Mr. Singleton disclaims beneficial ownership of such shares.

(7)	Includes options held by Mr. Lowrey to purchase 333,333 American depositary shares, equivalent to 1,333,332 ordinary shares, all of which are currently exercisable.
(8)	Includes options held by Mr. Wolfinger to purchase 570,000 American depositary shares, equivalent to 2,280,000 ordinary shares, all of which are currently exercisable.
(9)	Includes options held by Mr. Mavis to purchase 116,667 American depositary shares, equivalent to 466,668 ordinary shares, all of which are currently exercisable.
(10)	Includes options held by Mr. Berg to purchase 75,000 American depositary shares, equivalent to 300,000 ordinary shares, all of which are currently exercisable.
(11)
At September 3, 2002 a total of 248,113,094 ordinary shares were outstanding. Pursuant to the rules of the Securities and Exchange Commission, ordinary shares or American depositary shares that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options or the conversion of our convertible participating shares are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On September 3, 2002, The Bank of New York, as depositary for our American depositary share program, held 217,448,564 ordinary shares representing approximately 87.6% of our ordinary shares in issue on that date.

Equity Compensation Plan Information

The following table provides a summary of all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors, consultants, advisors, vendors, customers, suppliers and lenders), in effect as of September 3, 2002.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	8,011,594	$5.41	10,745,434
Equity compensation plans not approved by security holders	—	—	—
Total	8,011,594	$5.41	10,745,434

Notes:
(1)	All figures for numbers of securities in the table are for American depositary shares.
(2)
This table excludes the 2002 Danka Outside Director Stock Compensation Plan to be proposed for shareholder approval at our 2002 annual general meeting. 500,000 American depositary shares will be available for issuance under the 2002 Danka Outside Director Stock Compensation Plan and the number of American depositary shares available for issuance under the Danka 2001 Long Term Incentive Plan will be reduced by the same amount.

The information contained in the following sections “Report of the Human Resources Committee”, “Performance Graph” and “Report of the Audit Committee” is not deemed to be “Soliciting Material” or to be “Filed” with the United States Securities and Exchange Commission or subject to Regulation 14A under the United States Securities Exchange Act of 1934, or to the liabilities of Section 18 of the United States Securities Exchange Act of 1934.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Compensation Philosophy

The guiding philosophy of our executive compensation program is to:

•	provide an industry-competitive program with emphasis on incentive pay which links pay to performance, both long and short term, and

•	ensure that executive compensation over time closely reflects long term shareholder return.

Compensation of our top executives is reviewed and approved by our human resources committee, which, at the end of fiscal 2002 was comprised of three non-employee, independent directors. The human resources committee has access, at its discretion, to compensation consultants and survey information on executive compensation in comparable companies. In determining the compensation of top executives, the generally accepted practices on executive compensation in the geographic markets in which they are principally based are taken into account.

Compensation Elements

There are three elements to our executive compensation program:

•	base salary, other benefits and relevant perquisites,

•	annual incentives, and

•	long term incentives—currently executive share options, stock appreciation rights and restricted share programs.

Base salary

Base salaries for our senior executives are designed to be generally competitive with other companies operating in our industry or with head offices geographically close to our own. Such companies include Xerox, Ikon Office Solutions, Global Imaging Systems, Inc., Pitney Bowes, Lexmark, Harris Corporation and Tech Data. We have not included any of Pitney Bowes, Lexmark, Harris Corporation or Tech Data in the peer group shown in the performance graph contained in this document because only a part of those companies’ respective businesses are similar to our own and we do not believe that any of them are our direct competitors, and in the case of Harris Corporation and Tech Data, because the most significant reason for including them in our review is the geographical proximity of their head offices to our own.

Actual base salary levels vary from this target level based upon the potential impact of the individual executive, the skills and experience that the executive brings to the job and the individual’s performance.

Further details of other benefits and perquisites provided are given below.

Annual and long term incentives

Annual incentive compensation for executives, including our chief executive officer, is based on pre-established performance goals, which are determined annually, and, in the year to March 31, 2002, comprised net debt reduction and EBITDA (earnings before interest, taxes, depreciation and amortization) targets. Certain executives are eligible for incentive compensation based on business unit operating performance. In addition, performance compensation may be earned for achievement of personal goals as approved by the human resources committee. The maximum annual incentives for executives range from 50% to 200% of base salary based on performance metrics that are pre-determined or approved by the human resources committee.

Long term incentive compensation currently consists mainly of the award of stock options. The number of stock options awarded to an executive is based on the executive’s position within the organization. Option grants are typically considered each financial year. Stock options to individuals are effectively currently limited under the rules of our stock option plans to awards of options to acquire up to 4,000,000 ordinary shares (or the equivalent thereof in American depositary shares) in total in any five-year period. Stock options are granted at the fair market value on the date of the grant, have a 10-year maximum term and may generally be exercised as to one-third of the number of shares one year after the date of grant, the next one-third two years after the date of grant, and the final one-third three years after the date of the grant (although certain options have been granted on different vesting terms). There are currently no performance criteria relating to the exercise of options.

One million dollar limit on deductibility

Section 162(m) of the U.S. Internal Revenue Code limits the U.S. tax deduction that we may claim for non-deferred compensation paid to our most highly paid U.S.-based executives in a single financial year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based compensation under U.S. tax laws. The human resources committee has determined that it will seek to ensure that all amounts paid to our highest paid U.S. executives in excess of $1,000,000 will generally qualify as performance-based compensation and be deductible, but will preserve its flexibility to reward executives for performance that increases the value of our group, whether or not such compensation is deductible by our group.

Other benefits

We may provide other benefits (including perquisites) to our senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

2002 Compensation for the Chief Executive Officer and Chairman of the Board

Mr. P. Lang Lowrey, III served as our chief executive officer during our fiscal year 2002 and, in addition, was appointed as chairman of our board of directors on January 13, 2002.

Mr. Lowrey has an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. The employment agreement, which is effective from March 1, 2001, provides for

•	an annual base salary of not less than $500,000;

•	an annual target bonus based on individual and corporate performance of up to 100% of base salary;

•	an additional bonus based on specified corporate objectives of up to 100% of base salary;

•	a signing bonus of $250,000;

•	stock option grants consistent with Mr. Lowrey’s position;

•
relocation benefits under our standard relocation plan and, in addition, up to $8,000 per month on an after-tax basis for twelve months from March 1, 2001 for temporary living and travel expenses associated with relocation; and

•	payment of other vested benefits due to Mr. Lowrey under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey received performance-related bonuses of $1,486,135 for fiscal year 2002, of which $500,000 was a discretionary bonus paid to Mr. Lowrey in recognition of his extraordinary performance during fiscal year 2002 and the remainder was paid as a result of fulfillment of individual and corporate performance targets under Mr. Lowrey’s contractual bonus entitlements. During our fiscal year 2002, the company met the EBITDA (earnings before interest, taxes, depreciation and amortization) and net debt reduction targets on which the corporate performance elements of Mr. Lowrey’s fiscal year 2002 bonus entitlements were based. In addition, Mr. Lowrey successfully concluded our financial restructuring plan and introduced numerous initiatives to improve the company’s business.

In determining Mr. Lowrey’s 2003 base salary, the Committee reviewed his major accomplishments and developed an evaluation of his performance. It also engaged the services of an independent outside consultant to review reported base salary information for the chief executive officers of the other companies in the peer group described above as well as the salaries of chief executive officers of other companies of comparable size, pursuant to which it was noted that Mr. Lowrey’s annual base salary was significantly below that of the chief executive officers of many of the other companies reviewed. Based upon this evaluation and its review of relevant market data, the Committee determined to increase Mr. Lowrey’s annual base salary to $650,000 effective from May 13, 2002.

The members of the human resources committee are James L. Singleton (Chairman), J. Ernest Riddle and C. Anthony Wainwright.

Signed on behalf of the human resources committee by

James L. Singleton (Chairman)
J. Ernest Riddle
C. Anthony Wainwright

EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

The table below contains information about the annual and long term compensation for services rendered in all capacities for the last three (3) fiscal years for our chief executive officer and our other four most highly compensated executive officers.

Executive Officer Summary Compensation Table

	Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation			Restricted Stock			Number Of Options/ SARs(1)	All Other Compensation
P. Lang Lowrey III(2) Chief Executive Officer	2002 2001	$500,000 32,692	$1,486,135 250,000	(5)		— —			— —		— 1,000,000/—	$34,056 —	(4)

Brian L. Merriman President and Chief Operating Officer	2002 2001 2000	630,788 650,000 650,000	1,344,172 89,375 949,000		$	— 10,151 12,083	(3) (3)	$	— 1,466,255 —	(6)	— — —	846,346 444,100 50,245	(7) (7) (8)

F. Mark Wolfinger Executive Vice President and Chief Financial Officer	2002 2001 2000	488,781 450,000 450,000	892,081 101,875 657,000			— — —			— — —		75,000/— — —	— — 3,995	(9)

Todd L. Mavis(10) President and Chief Operating Officer, Danka United States	2002 2001 2000	242,308 — —	329,916 — —	(11)		— — —			— — —		425,000/— — —	387,398 — —	(12)

David P. Berg(13) President and Chief Operating Officer, Danka International	2002 2001 2000	157,692 71,539 325,000	209,977 135,416 524,500			— — —			— — —		225,000/— — —	50,000 — 14,135	(14) (15)

(1)
The stock options granted are to acquire American depositary shares. Each American depositary share represents four ordinary shares. All numbers shown in the above table represent American depositary shares. All options were granted at the fair market value of the American depositary shares on the date of the grant.

(2)	P. Lang Lowrey III began serving as our chief executive officer effective March 1, 2001 and as chairman of the board of directors effective January 13, 2002.
(3)	The amounts listed represents sums received as director’s fees.
(4)	The amounts listed represent temporary living expenses and relocation reimbursements.
(5)	This amount represents payment of a signing bonus to Mr. Lowrey upon commencement of his employment.
(6)
This amount represents the dollar value of the restricted stock award of 385,542 American depositary shares to Mr. Merriman as of the date of approval of the award by shareholders at our 2000 annual general meeting based on the closing price of an American depositary share on the Nasdaq National Market on that date. The value of the restricted stock as of March 31, 2002 was $1,480,481 based on the closing price of an American depositary share on the Nasdaq SmallCap Market. Dividends (if any) are payable on the restricted stock.

(7)
The amounts listed consist of the estimated dollar benefit to Mr. Merriman resulting from insurance premiums paid by Danka Office Imaging Company as advances under a split-dollar term life insurance agreement on behalf of Mr. Merriman for the benefit of beneficiaries designated by Mr. Merriman. The advances are secured by an interest in the policy, which has been assigned to Danka Office Imaging Company.

(8)	This amount includes relocation reimbursements of $44,995 for fiscal year 2000. Fiscal year 2000 also includes a matching contribution to our 401(k) plan of $5,250.
(9)	This amount represents a matching contribution to our 401(k) plan.
(10)	Mr. Mavis began serving as an executive officer in August 2001.

(11)	The amounts listed include a $50,000 signing bonus.
(12)	The amounts listed include a $75,000 relocation bonus, a $202,000 housing bonus that was grossed up to $286,322 for tax purposes and $26,076 of temporary living expenses and relocation reimbursements.
(13)	Mr. Berg began serving as an executive officer in fiscal year 1999. He resigned effective June 2, 2000 and was reappointed as an executive officer effective August 7, 2001.
(14)	The amounts listed represents a $50,000 housing bonus.
(15)	The amounts listed represent matching contributions to our 401(k) plan.

Share Option Plans

We have options outstanding under our share option plans. The options granted are for the right to acquire ordinary shares or American depositary shares. The table below provides information concerning options issued under our share option plans to our named executive officers who received a grant of options during fiscal year 2002. We did not grant any stock appreciation rights during fiscal years 2002, 2001, and 2000.

Option Grants in Fiscal 2002—Individual Grants

Name	Number of Options Granted(1)		% of Total Options Granted to Employees in Fiscal 2002	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Share Price Appreciation For Option Term(2)
						5%	10%
F. Mark Wolfinger	50,000 25,000	(3) (4)	3.6%	$1.88 1.88	02/08/12 02/08/12	$59,116 29,558	$149,812 74,906

Todd L. Mavis	350,000 50,000 25,000	(3) (4) (4)	20.6%	0.88 0.88 1.88	08/09/11 08/09/11 02/08/12	193,700 27,671 29,558	490,873 70,125 74,906

David P. Berg	150,000 50,000 25,000	(3) (4) (4)	10.9%	0.88 0.88 1.88	08/09/11 08/09/11 02/08/12	83,014 27,671 29,558	210,374 70,125 74,906

(1)	The options granted are for American depositary shares.
(2)
The United States dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the SEC. Therefore these calculations are not intended to forecast possible future appreciation, if any, of our ordinary share or ADS price. Our stock options are granted with a pence per ordinary share or United States dollar per ADS exercise price.

(3)	Options vest in three equal annual installments beginning after the first anniversary date.
(4)	The options vest on the fifth anniversary of the date of grant, subject to acceleration on the achievement of certain predetermined performance objectives.

The table below provides detailed information concerning aggregate share option/stock appreciation rights values at the end of fiscal year 2002 for unexercised share options/SARs held by each of our named executive officers. No share options/SARs were exercised by any named executive officer in fiscal year 2002.

Aggregate Options/SARs Exercised In Fiscal Year 2002 And Fiscal Year-End Option/SAR Values

Name	Number of American Depositary Shares Acquired on Exercise(1)	Value Realized	Number of Unexercised Options/SARs At Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs At Fiscal Year-End Exercisable/Unexercisable
P. Lang Lowrey III	—	—	333,333,666,667 0/0	$1,279,999/$2,560,001 0/0
Brian L. Merriman	—	—	750,000/0 750,000/0(2)	/0 0/0
F. Mark Wolfinger	—	—	570,000/75,000 500,000/0(2)	0/288,000 0/0
Todd L. Mavis	—	—	0/425,000 0/0	0/1,632,000 0/0
David P. Berg	—	—	25,000/200,000 0/0	96,000/768,000 0/0

(1)
The options granted are for American depositary shares. The options were granted at the fair market value of the American depositary shares on the date of the grant. Each American depositary shares represents four ordinary shares.

(2)	These amounts represent stock appreciation rights in respect of American depositary shares granted during fiscal year 1999.

Compensation of Directors

Michael B. Gifford served as our chairman from March 1, 2001 to January 13, 2002. While chairman, Mr. Gifford received an annual base salary equivalent to $200,000 per annum, medical insurance coverage for himself and his spouse, and reimbursement of business expenses.

Compensation payable to the non-employee directors is determined by the board and is reviewed annually. Compensation currently consists of the following:

•	An annual sum of £25,000.

•	If a chairman of a committee of the board of directors, an additional annual sum of £3,500.

•	£1,200 for each board of directors or committee meeting attended and reimbursement for expenses in connection with such attendance

In the event that the shareholders approve the adoption of the Danka 2002 Outside Director Stock Compensation Plan at our 2002 annual general meeting and the resolution regarding payment of directors’ fees in U.S. dollars, compensation payable to non-employee directors with effect from conclusion of the annual general meeting will be determined in U.S. dollars as follows:

•	An annual sum of $30,000.

•	An annual grant of restricted shares pursuant to the Danka 2002 Outside Director Stock Compensation Plan with a fair market value at the date of grant of $30,000.

•
$1,500 for each board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 for attendance at telephonic board and committee meetings.

•	If a chairman of a committee of the board of directors, an additional sum of $500 per committee meeting.

James L. Singleton and Mr. Christopher B. Harned, the directors appointed by holders of the participating shares, have waived their entitlements to receive emoluments, including the grants of shares to be made to outside directors under the Danka 2002 Outside Director Stock Compensation Plan.

Human Resources Committee Interlocks and Insider Participation

None of the members of our human resources committee have at any time been an executive officer. There were no human resources committee interlocks or insider participation in compensation decisions in fiscal year 2002.

Change of Control Agreements

Each of P. Lang Lowrey, F. Mark Wolfinger, Todd L. Mavis, David P. Berg and Brian L. Merriman has a change of control agreement with Danka Business Systems PLC and Danka Office Imaging Company. Mr. Merriman will be entitled to benefits under his change of control agreement only if a change of control takes place before July 1, 2003.

Under each change of control agreement, if the relevant executive’s employment is terminated without cause, other than due to death, disability, or retirement, or the executive terminates his employment for good reason, in either case within two years after a change of control, the relevant executive will be entitled to receive the severance benefits described below. “Good reason” includes an adverse change in the relevant executive’s status or position, decrease in base salary, relocation, or our failure to continue in effect any compensation or benefit plan.

The severance benefit entitlements under the change of control agreement include:

•
a lump-sum cash payment, in an amount equal to three times base salary for Mr. Merriman and two times base salary for Mr. Lowrey, Mr. Wolfinger, Mr. Mavis and Mr. Berg. “Base salary” is the salary being earned either at the time of the change of control, or at the time of the termination of the relevant executive’s employment, whichever is greater;

•
a pro rata annual bonus for the fiscal year of termination calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at the level equal to the performance achieved through the date of termination or, if greater, the pro rata amount of any performance bonus that the relevant executive is guaranteed to receive for the fiscal year;

•
an amount equal to three times, in the case of Mr. Merriman and two times, in the case of Mr. Lowrey, Mr. Wolfinger, Mr. Mavis and Mr. Berg, the relevant executive’s annual bonus for the fiscal year of termination, calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at a level equal to the performance achieved through the date of termination or, if greater, any performance bonus that the relevant executive is guaranteed to receive for that fiscal year;

•	continued coverage under our welfare plans for up to 24 months in the case of Mr. Merriman and Mr. Wolfinger and 12 months in the case of Mr. Lowrey, Mr. Mavis and Mr. Berg; and

•	the immediate vesting and exercisability of the respective executive’s stock options for three years following termination of the executive’s employment.

Each change of control agreement provides that the relevant executive will be reimbursed for any federal excise taxes imposed on payments that constitute excess “golden parachute payments.”

A “change of control” occurs for the purposes of the change of control agreements if:

•	any person or group unaffiliated with us acquires securities representing more than 30 percent of our shareholder voting power;

•
a merger or consolidation involving us is consummated and results in less than 50 percent of the outstanding voting securities of the surviving or resulting entity being owned by our then existing stockholders;

•	we sell substantially all of our assets, or substantially all of the assets of Danka Holding Company, to a person or entity which is not our wholly-owned subsidiary or any of our affiliates; and

•
during any period of two consecutive years, individuals who, at the beginning of such period, constituted our board of directors cease to constitute at least a majority of our board of directors, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Each change of control agreement will remain in effect until the time that the relevant executive is terminated in circumstances, which do not entitle the executive to severance payments under his agreement. The change of control agreements will not expire earlier than two years after the effective date of any change of control.

Employment Agreements—Current Employees

Mr. Lowrey has an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. The employment agreement, which is effective from March 1, 2001, provides for

•	an annual base salary of not less than $500,000, increased to $650,000 effective May 13, 2002;

•	an annual target bonus based on individual and corporate performance of up to 100% of base salary;

•	an additional bonus based on specified corporate objectives of up to 100% of base salary;

•	a signing bonus of $250,000;

•	stock option grants consistent with Mr. Lowrey’s position;

•
relocation benefits under our standard relocation plan and, in addition, up to $8,000 per month on an after-tax basis for twelve months from March 1, 2001 for temporary living and travel expenses associated with relocation; and

•	payment of other vested benefits due to Mr. Lowrey under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey’s employment is terminable by either party upon 30 days’ written notice, if without cause. In the event that Mr. Lowrey’s employment is terminated other than by reason of his death or by us for cause, we will be required to provide Mr. Lowrey with:

•	a termination payment of $1,000,000 payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to Mr. Lowrey for the fiscal year in which termination occurs;

•	medical, hospitalization, life and other insurance benefits for Mr. Lowrey and his family for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise period; and

•	other vested benefits payable to Mr. Lowrey under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey is required to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment.

F. Mark Wolfinger, Todd L. Mavis and David P. Berg

Each of Mr. Wolfinger, Mr. Mavis and Mr. Berg have an employment agreement with Danka Office Imaging Company. Danka Business Systems PLC and Danka Holding Company are also parties to Mr. Mavis’s and Mr. Berg’s employment agreements. Each agreement provides for:

•	a minimum annual base salary;

•
an annual target bonus of up to 100% of base salary ($250,000 for Mr. Mavis and $167,000 for Mr. Berg) based on individual and corporate performance and eligibility for additional bonuses based on our performance bonus plan;

•	stock option grants consistent with the relevant executive’s position; and

•	payment of other vested benefits due to the executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Wolfinger’s employment agreement is dated August 15, 2000 and provides for an annual base salary of not less than $450,000.

Mr. Mavis’s employment agreement is dated July 26, 2001, and was amended on March 18, 2002, and provides for an annual base salary of not less than $375,000. In addition to the above, Mr. Mavis’s employment agreement also provides for the payment to Mr. Mavis of:

•	a signing bonus of $50,000;

•	a bonus of $75,000 upon the permanent relocation of Mr. Mavis’s family to the St. Petersburg area;

•	a bonus of $100,000 on the first anniversary of Mr. Mavis’s employment so long as he remains employed on that date;

•
relocation benefits under our standard relocation plan and, in addition, up to $3,000 per month on an after-tax basis for five months from August 1, 2001 for temporary living and travel expenses associated with relocation; and

•	a bonus of $202,000, subject to tax gross-up, upon the sale of Mr. Mavis’s existing home and purchase by Mr. Mavis of a new home in the St. Petersburg area.

Mr. Berg’s employment agreement is dated July 26, 2001 and provides for an annual base salary of not less than $250,000. In addition to the above, Mr. Berg’s employment agreement also provides for the payment to Mr. Berg of:

•	a signing bonus of $50,000; and

•	relocation benefits under our standard relocation plan.

Mr. Mavis’s and Mr. Berg’s employment agreements are terminable by either party, without cause, upon 60 days’ written notice. Mr. Wolfinger’s employment agreement expires on August 15, 2003 and is otherwise terminable by either party, without cause, on 30 days’ written notice.

In the event that any of Mr. Wolfinger’s, Mr. Mavis’s or Mr. Berg’s employment agreement is terminated other than by us for cause or by reason of the relevant executive’s death, we must provide the relevant executive with:

•	a termination payment, in an amount equal to twice the executive’s base salary, payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to the relevant executive for the fiscal year in which termination occurs;

•	medical, hospitalization, life and other insurance benefits for the relevant executive and his family for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise period (or, in the case of Mr. Wolfinger, a three year exercise period); and

•	other vested benefits payable to the relevant executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Each of Mr. Berg’s, Mr. Mavis’s and Mr. Wolfinger’s employment agreements require the relevant executive to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment.

Employment Agreement—Former Employee

Until his retirement as an executive officer effective July 1, 2002, Mr. Merriman had an employment agreement with Danka Office Imaging Company and Danka Business Systems PLC and Danka Holding Company. The agreement provided for:

•	a minimum annual base salary;

•	an annual target bonus of up to 100% of base salary based on individual and corporate performance and eligibility for additional bonuses based on our performance bonus plan;

•	stock option grants consistent with the relevant executive’s position; and

•	payment of other vested benefits due to the executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Merriman’s employment agreement was amended on November 6, 2001 to provide for an annual base salary of not less than $500,000. Mr. Merriman’s employment agreement also provided for the following:

•	additional allowances of $85,000 for temporary living expenses;

•
the forfeiture of options for 85,000 American depositary shares granted on or about September 9, 1998 with an exercise price of $6.875 in exchange for the transfer to Mr. Merriman of the title to his company car;

•	four split dollar life insurance premium payments of $683,806, payable on November 15, 2001, January 1, 2002, 2003 and 2004 respectively; and

•
the issuance to Mr. Merriman of 385,542 American depositary shares in three equal installments in 2001, 2002 and 2003, subject to acceleration on death or permanent disability, termination of employment by Mr. Merriman for good reason or by us other than for cause, or on a change of control event affecting us. The number of American depositary shares issuable to Mr. Merriman are subject to adjustment to protect against dilution in certain circumstances.

On his retirement as an executive officer, Mr. Merriman became entitled to the following termination benefits:

•	a termination payment, in an amount equal to twice Mr. Merriman’s base salary, payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to Mr. Merriman for the fiscal year in which termination occurs;

•	medical, hospitalization, life and other insurance benefits for Mr. Merriman and his family for up to two years after the termination date;

immediate vesting of stock options with a two year exercise period;

•	immediate vesting of the unissued portion of the 385,542 American depositary shares referred to above; and

•	other vested benefits payable to Mr. Merriman under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Merriman’s employment agreement requires Mr. Merriman to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment.

PERFORMANCE GRAPH

COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURN* AMONG DANKA BUSINESS SYSTEMS PLC,** S&P 500 INDEX AND PEER GROUP***

Assumes $100 invested on April 1, 1997 in Danka Business Systems PLC, S&P 500 Index and a peer group. Comparison is made for the five (5) year period from March 31, 1997 to March 31, 2002, with the base measurement point fixed at the close of trading on March 31, 1997. Danka’s fiscal year ends on March 31.

*
Total return assumes reinvestment of any dividends for all companies considered within the comparison and is based on the current four-to-one ratio of our ordinary shares to each American depositary share.

**	Assumes investment in our American depositary shares traded on the Nasdaq SmallCap Market.

***	The peer group consists of Xerox Corp., Ikon Office Solutions Inc. and Global Imaging Systems, Inc., all of which are engaged in the photocopier and office imaging business.

Note: The performance shown on the graph above is not necessarily indicative of future ordinary share or American depositary share price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information briefly describes certain relationships and transactions between affiliated parties and us. Our management believes that these relationships and transactions have been established on terms no less favorable to us than the terms that could have been obtained from unaffiliated parties. These relationships and transactions have been approved by a majority of our independent outside directors and, since its creation, our audit committee.

Future relationships and transactions, if any, with affiliated parties will be approved by a majority of our independent outside directors and our audit committee and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

Richard F. Levy, a member of the board of directors, was a partner at the international law firm of Altheimer & Gray from May 1996 to March 2002. Altheimer & Gray has served as one of our outside counsel during fiscal years 1998 through 2003.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and holders of more than ten percent (10%) of our ordinary shares to file with the United States Securities and Exchange Commission initial reports of ownership and reports of change in ownership of our ordinary shares and other equity securities. Based solely on our review of Forms 3, 4, and 5 furnished to Danka or written representations from certain persons that no Forms 5 were required for those persons, we believe that during our 2002 fiscal year, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to our directors, officers and 10% beneficial owners were timely satisfied, save for the following exception. Kevin Dean failed to file Forms 4 to reflect the sale of 11,500 American depositary shares on March 31, 2001 (which transaction included the sale of 10,000 American depositary shares purchased by Mr. Dean on December 23, 2000) and the subsequent purchase of 5,000 American depositary shares on May 7, 2001. Mr. Dean paid us $3,400 in respect of the profit made by Mr. Dean on the sale on March 31, 2001 of the 10,000 American depositary shares that were purchased on December 23, 2000.

INDEPENDENT AUDITORS FEES

In addition to retaining KPMG Audit PLC to audit our consolidated financial statements for our fiscal year 2002, we retained KPMG to provide various consulting services in our fiscal year 2002, and expect to continue to do so in the future. The aggregate fees billed for professional services by KPMG in our fiscal year 2002 for these various services were:

•	audit fees: $2.7 million for services rendered for the annual audit of our consolidated financial statements and the quarterly reviews of the financial statements included in our forms 10-Q;

•	financial information systems design and implementation fees: $0; and

•	all other fees: $0.1 million for non-financial statement audit services, such as the review of tax information.

REPORT OF THE AUDIT COMMITTEE

Our board of directors adopted a written charter for our audit committee on February 8, 2000. A copy of the charter was appended to the proxy statement for our 2000 annual general meeting.

Our audit committee consists of six directors. Mr. Riddle, Mr. Levy, Mr. Haddrill, Mr. Harned and Mr. McKenna are independent directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards. Mr. Gifford is not independent for the purposes of the NASD listing standards because he has served as our chief executive officer and chairman during the past three years. Our board of directors has determined that Mr. Gifford’s membership of the audit committee is in the best interests of our company because of his experience of the photocopier industry, his financial and accounting knowledge and because he no longer serves in an executive capacity.

Consistent with the NASD’s independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered “independent” if, among other things, he or she has:

•	been employed by the company or its affiliates in the current or past three years;

•
accepted any compensation from the company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

•	an immediate family member who is, or has been in the past three years, employed by the company or its affiliates as an executive officer;

•
been a partner, controlling shareholder or an executive officer of any for-profit business to which the company made, or from which it received, payments (other than those which arise solely from investments in the company’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	been employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

Our audit committee has reviewed and discussed the audited financial statements for our 2002 fiscal year with management and with our independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee has received the written disclosures and the letter from our independent accountants, KPMG Audit Plc, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the auditors’ independence. Additionally, the audit committee has discussed with KPMG the issue of its independence from the company.

APPENDIX A

Danka Business Systems PLC

Danka 2002 Outside Director Stock Compensation Plan

Purpose and Definitions

1.1  The name of the Plan is the “Danka 2002 Outside Director Stock Compensation Plan”.

1.2  The purpose of Danka 2002 Outside Director Stock Compensation Plan is to facilitate the payment of annual compensation of the Company’s Outside Directors in the form of Shares. The Plan shall have the terms set out in this document. Directors who are also officers or employees of the Company shall not be entitled to participate in the Plan.

1.3  For purposes of the Plan, the following terms shall have the following meanings:

(a)  “Annual General Meeting” means an annual general meeting of the Company’s shareholders.

(b)   Acquiring Person” means any person who:

(i)  either alone or together with any person acting in concert with him has obtained Control of the Company either as a result of making a Takeover Offer or in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 Companies Act 1985; or

(ii)  having such Control makes a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him and/or any person acting in concert with him).

(c)  “Board” means the board of directors of the Company.

(d)  The “Company” means Danka Business Systems PLC.

(e)  A person is deemed to obtain “Control” of the Company when such person:

(i)  acquires pursuant to a tender offer or exchange offer securities of the Company representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

(ii)  secures by means of the holding of shares or the possession of voting power in or in relation to the Company or any other body corporate that the affairs of the Company are conducted in accordance with such person’s wishes.

(f)  “Effective Date” has the meaning given in Rule 7.

(g)  “Fair Market Value” means, as of any given date or dates, the average of the closing bid and asked prices for the 20 trailing day period ending on the relevant date of determination of the Company’s American depositary shares on the Nasdaq SmallCap Market or such other market or exchange as is the principal trading market for the Company’s American depositary shares or, if no such market then exists, such market or exchange as is the principal trading market for the Company’s ordinary shares.

(h)  “Outside Director” means a person serving on the Board who is not an officer or employee of the Company.

(i)  “Plan” means the Danka 2002 Outside Director Stock Compensation Plan, as amended from time to time.

(j)  “Relevant Amount” means $30,000, or such other sum as may be determined by resolution of the Board from time to time.

(k)  “Restricted Shares” means a grant of Shares to an Outside Director pursuant to the Plan.

(l)  “Shares” means ordinary shares or American depositary shares representing ordinary shares of the Company.

(m)  “Takeover Offer” means either:

(i)  a general offer to acquire the whole or part of the issued share capital of the Company which is either made on a condition such that if it is satisfied the person making the offer will have Control of the Company or which results in the person making the offer having Control of the Company; or

(ii)  a general offer to acquire all the shares in the Company of the same class as the ordinary shares.

Maximum number of Shares issuable under the Plan

2.  The total number of Shares that may be issued pursuant to the Plan shall not exceed 2,000,000 ordinary shares of the Company (equivalent, as of the Effective Date, to 500,000 American depositary shares).

Issuance of Shares to Outside Directors

3.1  Until termination or other expiry of the Plan, each Outside Director shall receive the Relevant Amount of his or her annual compensation for each year in the form of Shares with a Fair Market Value equal to the Relevant Amount. Such Shares shall be issued, and the Fair Market Value thereof calculated, on the date of each Annual General Meeting at the dissolution of which the relevant person is serving as a director of the Company or on the first business day thereafter as permitted by applicable law or regulations and the Company’s share dealing code.

3.2  An Outside Director who is appointed by the Board, or is otherwise elected other than at or on the date of an Annual General Meeting, shall receive Shares with a Fair Market Value equal to the appropriate fraction of the Relevant Amount as the Board determines is payable to such Outside Director for the period from such appointment or election to the date of the next following Annual General Meeting (or the date projected by the Company for such meeting at the time of such appointment or election). Such Shares shall be issued, and the Fair Market Value thereof calculated, on the date of appointment or election of the Outside Director or on the first business day thereafter as permitted by applicable law or regulations and the Company’s share dealing code.

3.3  Each Outside Director may elect whether to receive Shares pursuant to the Plan in the form of the Company’s ordinary shares or American depositary shares.

3.4  The aggregate number of Shares to be issued to an Outside Director on any date will be rounded downward to the nearest whole number. No fractional entitlements to Shares will be issued and no cash will be paid in lieu of such fractional entitlements to Shares.

3.5  In the event that insufficient Shares are available under the Plan to satisfy the entitlement of all Outside Directors to Shares with a Fair Market Value equal to the Relevant Amount in any given year, the available Shares shall be divided between each Outside Director proportionately according to his or her respective entitlement and to the extent that the Fair Market Value on the date of issuance of the Shares so received by each Outside Director is less than the Relevant Amount, each Outside Director shall be paid the difference in cash.

3.6  All Shares issued pursuant to the Plan shall be Restricted Shares subject to the vesting provisions and restrictions set out in Rule 4.

2

3.7  The Company shall have the right to require payment of any amount that it may determine to be necessary to withhold in respect of taxes, social security contributions or similar liabilities of any relevant jurisdiction as a result of, or as a condition to, the issuance or vesting of shares pursuant to the Plan.

3.8  No ordinary shares shall be issued pursuant to the Plan unless the Company is in receipt of the nominal value (and premium, if any) payable upon issuance of such ordinary shares (which shall include ordinary shares underlying grants of American depositary shares pursuant to the Plan).

Vesting Period and Restrictions

4.1  Subject to Rule 4.3 and 4.6, each issuance of Restricted Shares shall vest on the first anniversary of the date of issuance, provided that the relevant Outside Director is still a director of the Company on such date. Upon vesting, the Company shall deliver the share certificate or other evidence of title to the relevant Shares to the Outside Director, all restrictions on the Shares pursuant to this Plan shall cease and such Shares shall cease to be Restricted Shares hereunder.

4.2  Until vesting of the Restricted Shares in accordance with the rules of this Plan, no Restricted Shares may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or the laws of descent and distribution.

4.3.  Upon termination of an Outside Director’s service as a member of the Board, other than by reason of death, disability, or retirement in accordance with the retirement by rotation, age limitation or casual vacancy provisions of the Company’s articles of association without subsequent re-election, all Restricted Shares not theretofore vested shall, at the option of the Company, either be forfeited by the Company for no consideration or immediately transferred by the relevant outside director for no consideration to such person as the Company may direct. Upon termination of an Outside Director’s service as a member of the Board by reason of death, disability, or retirement in accordance with the retirement by rotation, age limitation or casual vacancy provisions of the Company’s articles of association without subsequent re-election, all Restricted Shares shall immediately vest. Restricted Shares shall neither vest nor be forfeited solely by reason of the retirement of an Outside Director at an Annual General Meeting of the Company in accordance with the retirement by rotation, age limitation or casual vacancy provisions of the Company’s articles of association if the Outside Director is re-elected as a member of the Board at that Annual General Meeting or any adjournment thereof.

4.4  Each Outside Director who receives Restricted Shares shall enter into an agreement with the Company setting forth the terms provided herein. Each Outside Director receiving Restricted Shares shall be issued one or more share certificate (or other appropriate document of title) evidencing the Restricted Shares, which Shares shall be registered in the name of the Outside Director. Such share certificates (or other appropriate documents of title) shall be held in the custody of the Company until the Restricted Shares represented thereby are vested. The Company may require the Outside Director to deliver a stock transfer form (or other appropriate document of transfer), executed in blank relating to such Restricted Shares as attorney on behalf of the Outside Director or an irrevocable power of attorney appointing the Company or its nominee to do all such things and execute all such documents as may be necessary or desirable to transfer such Restricted Shares to such person or persons and for such consideration (or no consideration) as the Company may determine.

4.5  Outside Director shall have all of the rights of a shareholder or holder of American depositary shares of the Company (as appropriate) to vote his or her Restricted Shares and receive any cash dividends on such Restricted Shares. Stock dividends, if any, issued with respect to the Restricted Shares shall be treated as

3

additional shares that are subject to the same restrictions, vesting period and other terms and conditions as apply to the Restricted Shares with respect to which they were received.

4.6  Shares issued to an Outside Director pursuant to the Plan may be subject to such additional terms and conditions as the Board may, in its sole discretion, determine. The Board may, in its sole discretion, determine to accelerate vesting of any Restricted Shares notwithstanding any contrary rule of this Plan.

4.7  An Outside Director who participates in the Plan shall waive any and all rights that he or she may have to compensation or damages in consequence of the termination of his office for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under this Plan or any grant hereunder as a result of such termination.

Change of Control

5.1  Immediately upon an Acquiring Person obtaining Control of the Company, all Restricted Shares shall vest and the restrictions set out in Rule 4 above shall cease to apply to such Restricted Shares.

5.2  The restrictions set out in Rule 4 above applicable to Restricted Shares shall not prevent an Outside Director from:

(a)  accepting a Takeover Offer in respect of his or her Restricted Shares;

(b)  giving an irrevocable undertaking to accept a Takeover Offer in respect of his or her Restricted Shares;

(c)  selling or agreeing to sell his or her Restricted Shares to a person making a Takeover Offer; or

(d)  making a Takeover Offer.

Administration and Amendment

6.1  This Plan shall be subject to the administration of the Board whose decision (save as otherwise provided herein) shall be final and binding on all parties and participants in the Plan. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable.

6.2  Subject to Rule 6.3, the Board may at any time and from time to time alter or add to the Plan in any respect.

6.3  Except as otherwise may be permitted by the Listing Rules of the United Kingdom Listing Authority, no alteration or addition to the advantage of the participants in the Plan shall be made without the prior approval by ordinary resolution of the members of the Company in general meeting, provided that the prior approval of the members of the Company is not required for any minor alteration or addition to benefit the administration of the Plan or to maintain favorable tax, exchange control or regulatory treatment of participants in the Plan or any member of the Company’s group, or solely relating to any conditions imposed on a grant of Shares pursuant to the Plan.

Effectiveness and Termination

7.  This Plan shall be effective as of October 22, 2002 (the “Effective Date”), subject to approval of the shareholders of the Company, and shall terminate on the earlier of the date of utilization of all Shares available for issuance of the Plan or the tenth anniversary of the Effective Date or such other date with effect from which the Board may decide to terminate the Plan. No issuance of shares may be made under this Plan after the tenth anniversary of the Effective Date or such earlier date on which the Board may decide to terminate the Plan.

4

Governing	Law

8.  This Plan and each grant of Shares hereunder shall be governed by and construed in accordance with the laws of England and Wales.

5

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting—Proxy Form

Ordinary Shareholders

I/We: (full name(s) in block capital letters please)
of (address)
____________________________________________________________________________________________________________________________________
being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or                                                   as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN at 2 p.m. London time on 22nd October, 2002 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

		For	Against
Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	1. To re-elect Kevin C. Daly as a director
2. To re-elect Richard M. Haddrill as a director
3. To re-elect W. Andrew McKenna as a director
4. To re-elect C. Anthony Wainwright as a director
5. To re-appoint the auditors and authorize the Board of Directors to of fix their remuneration
6. To authorize the Board of Directors to allot securities up to an aggregate nominal amount of £843,313
7. To empower the Board of Directors to allot securities, subject to certain limitations, without providing certain pre-emptive rights
8. To approve the Danka 2002 Outside Director Stock Compensation Plan
9. To approve the annual limit on Outside Directors’ Fees

Dated: 2002

Signed:

Notes:
1.
To be effective this form must be deposited with Danka’s Registrars, Computershare Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2 p.m. London time on 20th October, 2002, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971. Members who are not resident in the United Kingdom will need to attach appropriate postage to the reverse of this card in order to ensure that their form is received in time.

2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorized by the corporation.
3.
In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

4.
A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting—Proxy Form

6.50% Senior Convertible Participating Shareholders

I/We: (full name (s) in block capital letters please)
of (address)
______________________________________________________________________________________________________
being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or                                                   as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN at 2 p.m. London time on 22nd October, 2002 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

		For	Against
Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	1. To re-elect Kevin C. Daly as a director
2. To re-elect Richard M. Haddrill as a director
3. To re-elect W. Andrew McKenna as a director
4. To re-elect C. Anthony Wainwright as a director
5. To re-appoint the auditors and authorize the Board of Directors to fix their remuneration
6. To authorize the Board of Directors to allot securities up to an aggregate nominal amount of £843,313
7. To empower the Board of Directors to allot securities, subject to certain limitations, without providing certain pre-emptive rights
8. To approve the Danka 2002 Outside Director Stock Compensation Plan
9. To approve the annual limit on Outside Directors’ Fees

Dated:                                                                                                                                                                                                        2002

Signed:

Notes:
1.
To be effective this form must be deposited with Danka at its registered office, 107 Hammersmith Road, London W14 0QH not later than 2 p.m. London time on 20th October, 2002, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.

2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorized by the corporation.
3.
In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

4.
A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received by 5:00 P.M. Eastern Time on October 15, 2002)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on September 13, 2002 at the Annual General Meeting of Danka Business Systems PLC to be held in London, England, on October 22, 2002 in respect of the resolutions specified in the Notice of the Extraordinary General Meeting.

NOTE:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS
P.O. BOX 11484
NEW YORK, N.Y. 10203-0484

(Continued and to be dated and signed on the reverse side.)

[Reverse]

	Resolutions	For	Against
1.	To re-elect Kevin C. Daly as a director
2.	To re-elect Richard M. Haddrill as a director
3.	To re-elect W. Andrew McKenna as a director
4.	To re-elect C. Anthony Wainwright as a director
5.	To re-appoint the auditors and authorize the Board of Directors to fix their remuneration
6.	To authorize the Board of Directors to allot securities up to an aggregate nominal amount of £843,313
7.	To empower the Board of Directors to allot securities, subject to certain limitations, without providing certain pre-emptive rights
8.	To approve the Danka 2002 Outside Director Stock Compensation Plan
9.	To approve the annual limit on Outside Directors’ Fees

Mark box at right if an address change or comment has been noted ☐
on the reverse side of this card.

The Voting Instructions must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instructions must be executed by a duly authorized Officer or Attorney. In the case of joint holders, the signature of any one will suffice.

Dated	, 2002

Signature Votes MUST be indicated (x) in black or blue ink.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope.

To the Registered Holders of American Depositary Receipts (“ADRs”) of Danka Business Systems PLC

Dear ADR Holder:

Danka Business Systems PLC has informed us that it intends to make shareholder communications, including annual reports, interim reports and notices of shareholder meetings, available on Danka Business Systems PLC’s website. Instead of receiving printed materials in the mail, you will now be able to access them electronically, at your convenience and download or print them if you wish directly from the Danka Business Systems PLC website. In order to use this electronic delivery service you must have a personal computer with appropriate browser software and access to the internet. Should you wish to print materials that have been delivered electronically, you will also require a printer.

The benefits of electronic delivery include the convenience of viewing your material online, receiving your material in a more timely manner as you no longer have to wait for it to arrive in the mail, and it also helps us reduce printing costs and mailing costs for the benefits of all Danka Business Systems PLC shareholders. Please note that “pdf” files containing company annual reports are extremely large and viewing or downloading these files may be slow. Also, if you choose to print Danka’s reports from the internet, you will incur the cost of on-line time, paper and printing supplies.

Participation is completely your choice. If you choose to rely on access via the internet only to receive your future Annual Reports, Notices of Meetings and Interim Reports and other shareholder communications electronically as they become available, we need your consent. Simply mark the box on the reverse side of this card and return it to The Bank of New York in the enclosed postage paid envelope.

If in the future you would like to receive a printed set of particular shareholder materials or wish to resume mail delivery for all your shareholder materials, all you need to do is call The Bank of New York at 1-877-353-1154 in the U.S. or for international callers 1-610-312-5315 and inform us of your decision.
In addition, you may write to us at:

The Bank of New York
Investor Relations
P.O. Box 11258
Church Street Station
New York, NY 10286-1258

If you do not consent and wish to continue to receive shareholder materials via the mail as in the past, you do not need to take any action at this time.

The Bank of New York,
as Depositary